Exhibit 99.1

FOR IMMEDIATE RELEASE

October 27, 2021

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP. REPORTS FISCAL 2022 FIRST QUARTER RESULTS

AND 10% INCREASE IN CASH DIVIDEND

Fairfield, N.J., October 27, 2021 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended September 30, 2021 of $19.7 million, or $0.26 per diluted share, compared to $18.5 million, or $0.24 per diluted share, for the quarter ended June 30, 2021.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on November 24, 2021 to stockholders of record as of November 10, 2021. This dividend represents an increase of $0.01, or 10%, from the prior quarter’s dividend of $0.10 per share.

Craig L. Montanaro, President and Chief Executive Officer, commented, “We are very pleased with our first quarter results which reflected record earnings, continued net interest margin expansion and sustained growth in non-interest-bearing deposits, which increased 6.3% from June 30, 2021. Additionally, we continued to right-size our retail branch footprint with the announcement of three additional branch consolidations, bringing our total to 15 over the past two and a half years.” Mr. Montanaro continued, “Despite strong origination volume, loan balances for the quarter were negatively impacted by record levels of commercial loan repayment activity. However, we remain optimistic as our commercial loan pipeline stands at a historically high level heading into the second quarter of the fiscal year.”

Regarding the Company's capital management strategies Mr. Montanaro noted, “As we move further into fiscal 2022, capital management remains a strategic priority. Our recent authorization of a new 10% share repurchase plan, coupled with the increase in our quarterly cash dividend, demonstrates our commitment to returning excess capital to our shareholders while retaining sufficient capital to allow us to take advantage of strategic capital deployment opportunities as they may arise.”

Balance Sheet

•
Deposits decreased $90.2 million to $5.40 billion at September 30, 2021, from $5.49 billion at June 30, 2021, reflecting the controlled run-off of time deposits which was partially offset by growth in core non-maturity deposits. For the quarter ended September 30, 2021, non-interest-bearing deposits increased $37.6 million, or 6.3%.
•
Loans receivable decreased $62.1 million to $4.79 billion at September 30, 2021, from $4.85 billion at June 30, 2021, due primarily to record levels of repayment activity in the commercial real estate and multifamily mortgage portfolios that more than offset the strong loan origination volume for the quarter.
•
Investment securities decreased $26.3 million to $1.69 billion at September 30, 2021, from $1.72 billion at June 30, 2021, representing 23.5% of total assets at each of those comparative periods.
•
Borrowings increased $35.1 million to $721.0 million, or 10.0% of total assets, at September 30, 2021, from $685.9 million, or 9.4% of total assets, at June 30, 2021.

Earnings

Performance Highlights

•
Return on average assets improved to 1.09% for the quarter ended September 30, 2021. Excluding the impact of non-recurring items, including branch consolidation charges, impairment charges and net effect of sale and call of securities, return on average assets would have been 1.15%. (1)
•
Return on average equity improved to 7.66% for the quarter ended September 30, 2021 while return on average tangible equity improved to 9.67%. Excluding the impact of non-recurring items, as noted above, return on average tangible equity would have been 10.26%. (1)

Net Interest Income and Net Interest Margin

•
Effective July 1, 2021, loan prepayment penalty income was reclassified to interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Interest income and non-interest income for all periods presented in this earnings release reflect this reclassification. Except where noted in the footnotes to the tables provided in this earnings release, there were no other changes resulting from this reclassification.
•
Net interest margin expanded seven basis points to 2.99% for the quarter ended September 30, 2021, from 2.92% for the quarter ended June 30, 2021, and was largely due to a reduction in the cost of interest-bearing liabilities, which declined six basis points to 0.55%.
•
Net interest income increased $525,000 to $49.6 million for the quarter ended September 30, 2021, from $49.1 million for the quarter ended June 30, 2021. Included in net interest income for the quarters ended September 30, 2021 and June 30, 2021, respectively, was purchase accounting accretion of $2.9 million and $3.1 million, and loan prepayment penalty income of $1.7 million and $902,000.

Non-Interest Income

•
Fees and service charges increased $184,000 to $607,000 for the quarter ended September 30, 2021 from $423,000 for the quarter ended June 30, 2021, and was largely attributable to fluctuations in various loan-related fee categories.
•
Gain on sale of loans increased $643,000 to $1.0 million for the quarter ended September 30, 2021 from $363,000 for the quarter ended June 30, 2021. This increase largely reflected greater volume and an improved average sales price of residential mortgage loans sold during the period.
•
Included in other income for the prior quarter ended June 30, 2021 were non-recurring gains of $205,000 attributable to the sale of properties sold in connection with branch consolidation activities, as previously disclosed. No such gains were recorded during the quarter ended September 30, 2021.

Non-Interest Expense

•
Non-interest expense decreased $183,000 to $31.8 million for the quarter ended September 30, 2021, from $32.0 million for the quarter ended June 30, 2021. Salaries and benefits expense increased $840,000, or 4.7%, from June 30, 2021 due largely to annual merit increases and increases in benefit plan expense. Net occupancy expense increased $1.5 million, or 51.7%, primarily due to non-recurring expense of $1.3 million and $250,000, respectively, related to the consolidation of three retail branch locations and facility repairs made in connection with damage incurred during Tropical Storm Ida.

•
Other expense decreased $2.7 million to $3.1 million for the quarter ended September 30, 2021, from $5.8 million for the quarter ended June 30, 2021 and was largely comprised of declines of $1.6 million and $566,000, respectively, in asset impairment charges and provisions for credit losses on off-balance sheet credit exposures. Also contributing to the decrease were less noteworthy reductions in loan expense, legal fees and consulting fees. For the quarter ended September 30, 2021, asset impairment charges recorded in other expense, related to the previously noted branch consolidations, totaled $420,000, while provisions for credit losses on off-balance sheet credit exposures reflected a provision reversal of $124,000.
•
The efficiency and non-interest expense ratios were 59.57% and 1.76%, respectively, for the quarter ended September 30, 2021. Excluding the impact of non-recurring items, as noted above, the efficiency and non-interest expense ratios for the quarter ended September 30, 2021 would have been 56.36% and 1.66%, respectively. (1)

Income Taxes

•
Income tax expense increased $239,000 to $7.3 million for the quarter ended September 30, 2021 compared to $7.0 million for the quarter ended June 30, 2021, resulting in effective tax rates of 26.9% and 27.6%, respectively.

Asset Quality

•
The balance of non-performing loans decreased $6.8 million to $72.9 million, or 1.02% of total assets, at September 30, 2021, from $79.8 million, or 1.10% of total assets, at June 30, 2021. At September 30, 2021, the Company had active COVID-19 payment deferrals on 13 residential mortgage and home equity loans totaling $5.6 million, representing 0.12% of total loans.
•
Net charge offs totaled $980,000, or 0.08% of average loans, on an annualized basis, for the quarter ended September 30, 2021 compared to $656,000, or 0.05%, for the quarter ended June 30, 2021. Of the charge-offs recorded during the quarter ended September 30, 2021, $935,000, or 95.5%, had previously been individually reserved for within the allowance for credit losses ("ACL").
•
For the quarter ended September 30, 2021, the Company recorded a provision for credit loss reversal of $5.4 million, compared to a provision for credit loss reversal of $4.9 million for the quarter ended June 30, 2021. The reversal for the quarter ended September 30, 2021 primarily reflected a reduction in the expected life of various segments of the loan portfolio along with continued improvement in the Company's credit risk outlook.
•
The ACL decreased to $51.8 million, or 1.08% of total loans, at September 30, 2021, from $58.2 million, or 1.19% of total loans at June 30, 2021.

Capital

•
For the quarter ended September 30, 2021, book value per share increased by $0.17 to $13.38 while tangible book value per share increased by $0.06 to $10.55.
•
During the quarter ended September 30, 2021, the Company repurchased 3,157,788 shares of common stock at a cost of $39.0 million, or $12.35 per share.
•
On September 20, 2021, the Company announced the completion of its seventh stock repurchase plan which authorized the repurchase of 4,064,649 shares. Such shares were repurchased at a cost of $50.5 million, or an average price of $12.43 per share. On September 22, 2021, the Company announced the authorization of an eighth stock repurchase plan to repurchase up to 7,602,021 shares, or approximately 10% of the Company's outstanding shares as of that date. Through September 30, 2021, the Company repurchased a total of 213,139 shares, or 2.8% of the shares authorized for repurchase under the current repurchase program, at a total cost of $2.6 million and at an average cost of $12.41 per share.
•
At September 30, 2021, the Company’s tangible equity to tangible assets ratio equaled 11.48% and the regulatory capital ratios, of both the Company and the Bank, were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

(1) Please reference the Reconciliation of GAAP to Non-GAAP tables for a reconciliation of the non-GAAP financial measures.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

In addition, the COVID-19 pandemic has had, and may continue to have, an adverse impact on the Company, its clients and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including whether the coronavirus can continue to be controlled and abated and if the economy is able to remain open. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially remain open, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for credit losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; due to a decline in our stock price or other factors, goodwill may become impaired and be required to be written down; and our cyber security risks are increased as the result of an increase in the number of employees working remotely.

Category: Earnings

Linked-Quarter Comparative Financial Analysis

Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands,	September 30,	June 30,	Variance	Variance
Except Per Share Data)	2021	2021	or Change	or Change Pct.
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$54,070	$67,855	$(13,785)	-20.3%
Securities available for sale	1,651,156	1,676,864	(25,708)	-1.5%
Securities held to maturity	37,497	38,138	(641)	-1.7%
Loans held-for-sale	12,884	16,492	(3,608)	-21.9%
Loans receivable	4,789,339	4,851,394	(62,055)	-1.3%
Less: allowance for credit losses on loans	(51,785)	(58,165)	6,380	-11.0%
Net loans receivable	4,737,554	4,793,229	(55,675)	-1.2%
Premises and equipment	55,236	56,338	(1,102)	-2.0%
Federal Home Loan Bank stock	36,615	36,615	-	0.0%
Accrued interest receivable	19,541	19,362	179	0.9%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	3,524	3,705	(181)	-4.9%
Bank owned life insurance	284,871	283,310	1,561	0.6%
Deferred income taxes, net	27,771	29,323	(1,552)	-5.3%
Other real estate owned	178	178	-	0.0%
Other assets	51,896	51,431	465	0.9%
Total assets	$7,183,688	$7,283,735	$(100,047)	-1.4%

Liabilities
Deposits:
Non-interest-bearing	631,344	$593,718	$37,626	6.3%
Interest-bearing	4,763,795	4,891,588	(127,793)	-2.6%
Total deposits	5,395,139	5,485,306	(90,167)	-1.6%
Borrowings	720,990	685,876	35,114	5.1%
Advance payments by borrowers for taxes	16,222	15,752	470	3.0%
Other liabilities	36,914	53,857	(16,943)	-31.5%
Total liabilities	6,169,265	6,240,791	(71,526)	-1.1%

Stockholders' Equity
Common stock	758	790	(32)	-4.1%
Paid-in capital	616,894	654,396	(37,502)	-5.7%
Retained earnings	420,701	408,367	12,334	3.0%
Unearned ESOP shares	(26,266)	(26,753)	487	-1.8%
Accumulated other comprehensive income	2,336	6,144	(3,808)	-62.0%
Total stockholders' equity	1,014,423	1,042,944	(28,521)	-2.7%
Total liabilities and stockholders' equity	$7,183,688	$7,283,735	$(100,047)	-1.4%

Consolidated capital ratios
Equity to assets	14.12%	14.32%	-0.20%
Tangible equity to tangible assets (1)	11.48%	11.72%	-0.24%

Share data
Outstanding shares	75,800	78,965	(3,165)	-4.0%
Book value per share	$13.38	$13.21	$0.17	1.3%
Tangible book value per share (2)	$10.55	$10.49	$0.06	0.6%

(1)
Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)
Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands,	September 30,	June 30,	Variance	Variance
Except Per Share Data)	2021	2021	or Change	or Change Pct.
Interest income
Loans (1)	$48,230	$48,464	$(234)	-0.5%
Taxable investment securities	8,212	8,304	(92)	-1.1%
Tax-exempt investment securities	333	355	(22)	-6.2%
Other interest-earning assets	431	549	(118)	-21.5%
Total Interest Income	57,206	57,672	(466)	-0.8%

Interest expense
Deposits	4,065	5,156	(1,091)	-21.2%
Borrowings	3,551	3,451	100	2.9%
Total interest expense	7,616	8,607	(991)	-11.5%
Net interest income	49,590	49,065	525	1.1%
Reversal of provision for credit losses	(5,400)	(4,941)	(459)	9.3%
Net interest income after reversal of provision for credit losses	54,990	54,006	984	1.8%

Non-interest income
Fees and service charges (1)	607	423	184	43.5%
Gain on sale and call of securities	1	313	(312)	-99.7%
Gain on sale of loans	1,006	363	643	177.1%
Income from bank owned life insurance	1,561	1,545	16	1.0%
Electronic banking fees and charges	407	452	(45)	-10.0%
Other income	218	400	(182)	-45.5%
Total non-interest income	3,800	3,496	304	8.7%

Non-interest expense
Salaries and employee benefits	18,617	17,777	840	4.7%
Net occupancy expense of premises	4,547	2,998	1,549	51.7%
Equipment and systems	3,825	3,575	250	7.0%
Advertising and marketing	392	581	(189)	-32.5%
Federal deposit insurance premium	492	490	2	0.4%
Directors' compensation	803	749	54	7.2%
Other expense	3,127	5,816	(2,689)	-46.2%
Total non-interest expense	31,803	31,986	(183)	-0.6%
Income before income taxes	26,987	25,516	1,471	5.8%
Income taxes	7,272	7,033	239	3.4%
Net income	$19,715	$18,483	$1,232	6.7%

Net income per common share (EPS)
Basic	$0.26	$0.24	$0.02
Diluted	$0.26	$0.24	$0.02

Dividends declared
Cash dividends declared per common share	$0.10	$0.10	$-
Cash dividends declared	$7,381	$7,710	$(329)
Dividend payout ratio	37.4%	41.7%	-4.3%

Weighted average number of common shares outstanding
Basic	74,537	77,658	(3,121)
Diluted	74,556	77,680	(3,124)

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Amounts shown for June 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the period ended June 30, 2021 was $902,000.

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
	September 30,	June 30,	Variance	Variance
(Dollars in Thousands)	2021	2021	or Change	or Change Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,835,676	$4,817,980	$17,696	0.4%
Taxable investment securities	1,649,953	1,720,838	(70,885)	-4.1%
Tax-exempt investment securities	59,115	63,047	(3,932)	-6.2%
Other interest-earning assets	85,749	117,212	(31,463)	-26.8%
Total interest-earning assets	6,630,493	6,719,077	(88,584)	-1.3%
Non-interest-earning assets	616,735	609,762	6,973	1.1%
Total assets	$7,247,228	$7,328,839	$(81,611)	-1.1%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,954,271	$1,930,193	$24,078	1.2%
Savings	1,102,865	1,118,402	(15,537)	-1.4%
Certificates of deposit	1,798,473	1,934,650	(136,177)	-7.0%
Total interest-bearing deposits	4,855,609	4,983,245	(127,636)	-2.6%
Borrowings:
Federal Home Loan Bank advances	665,915	665,802	113	0.0%
Other borrowings	28,532	6,670	21,862	327.8%
Total borrowings	694,447	672,472	21,975	3.3%
Total interest-bearing liabilities	5,550,056	5,655,717	(105,661)	-1.9%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	610,271	566,632	43,639	7.7%
Other non-interest-bearing liabilities	56,893	52,292	4,601	8.8%
Total non-interest-bearing liabilities	667,164	618,924	48,240	7.8%
Total liabilities	6,217,220	6,274,641	(57,421)	-0.9%
Stockholders' equity	1,030,008	1,054,198	(24,190)	-2.3%
Total liabilities and stockholders' equity	$7,247,228	$7,328,839	$(81,611)	-1.1%

Average interest-earning assets to average interest-bearing liabilities	119.47%	118.80%	0.67%	0.6%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended
	September 30,	June 30,	Variance
	2021	2021	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale (1)	3.99%	4.02%	-0.03%
Taxable investment securities	1.99%	1.93%	0.06%
Tax-exempt investment securities (2)	2.25%	2.25%	0.00%
Other interest-earning assets	2.01%	1.87%	0.14%
Total interest-earning assets (1)	3.45%	3.43%	0.02%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.23%	0.27%	-0.04%
Savings	0.12%	0.15%	-0.03%
Certificates of deposit	0.57%	0.71%	-0.14%
Total interest-bearing deposits	0.33%	0.41%	-0.08%
Borrowings:
Federal Home Loan Bank advances	2.13%	2.07%	0.06%
Other borrowings	0.10%	0.07%	0.03%
Total borrowings	2.05%	2.05%	0.00%
Total interest-bearing liabilities	0.55%	0.61%	-0.06%

Interest rate spread (1) (3)	2.90%	2.82%	0.08%
Net interest margin (1) (4)	2.99%	2.92%	0.07%

Non-interest income to average assets (annualized) (1)	0.21%	0.19%	0.02%
Non-interest expense to average assets (annualized)	1.76%	1.75%	0.01%

Efficiency ratio (5)	59.57%	60.86%	-1.29%

Return on average assets (annualized)	1.09%	1.01%	0.08%
Return on average equity (annualized)	7.66%	7.01%	0.65%
Return on average tangible equity (annualized) (6)	9.67%	8.81%	0.86%

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Amounts shown for June 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the period ended June 30, 2021 was $902,000.
(2)
The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(3)
Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(4)
Net interest income divided by average interest-earning assets.
(5)
Non-interest expense divided by the sum of net interest income and non-interest income.
(6)
Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis

Consolidated Balance Sheets	At
(Dollars and Shares in Thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
Except Per Share Data)	2021	2021	2021	2020	2020
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$54,070	$67,855	$108,991	$129,694	$145,818
Securities available for sale	1,651,156	1,676,864	1,778,970	1,695,893	1,508,542
Securities held to maturity	37,497	38,138	27,168	29,549	31,576
Loans held-for-sale	12,884	16,492	5,172	12,601	20,170
Loans receivable	4,789,339	4,851,394	4,798,239	4,828,634	4,954,750
Less: allowance for credit losses on loans	(51,785)	(58,165)	(63,762)	(63,386)	(64,860)
Net loans receivable	4,737,554	4,793,229	4,734,477	4,765,248	4,889,890
Premises and equipment	55,236	56,338	60,360	61,181	61,808
Federal Home Loan Bank stock	36,615	36,615	45,578	45,578	55,118
Accrued interest receivable	19,541	19,362	20,562	19,826	20,368
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	3,524	3,705	3,888	4,151	4,420
Bank owned life insurance	284,871	283,310	281,765	280,235	278,639
Deferred income taxes, net	27,771	29,323	32,230	30,846	33,319
Other real estate owned	178	178	178	178	178
Other assets	51,896	51,431	47,760	49,278	49,468
Total assets	$7,183,688	$7,283,735	$7,357,994	$7,335,153	$7,310,209

Liabilities
Deposits:
Non-interest-bearing	$631,344	$593,718	$545,746	$518,828	$487,710
Interest-bearing	4,763,795	4,891,588	4,828,706	4,793,785	4,552,202
Total deposits	5,395,139	5,485,306	5,374,452	5,312,613	5,039,912
Borrowings	720,990	685,876	865,763	865,651	1,077,540
Advance payments by borrowers for taxes	16,222	15,752	15,300	16,100	17,008
Other liabilities	36,914	53,857	38,667	48,448	51,689
Total liabilities	6,169,265	6,240,791	6,294,182	6,242,812	6,186,149

Stockholders' Equity
Common stock	758	790	820	849	895
Paid-in capital	616,894	654,396	691,280	724,389	769,269
Retained earnings	420,701	408,367	397,594	388,376	378,134
Unearned ESOP shares	(26,266)	(26,753)	(27,239)	(27,726)	(28,212)
Accumulated other comprehensive income	2,336	6,144	1,357	6,453	3,974
Total stockholders' equity	1,014,423	1,042,944	1,063,812	1,092,341	1,124,060
Total liabilities and stockholders' equity	$7,183,688	$7,283,735	$7,357,994	$7,335,153	$7,310,209

Consolidated capital ratios
Equity to assets	14.12%	14.32%	14.46%	14.89%	15.38%
Tangible equity to tangible assets (1)	11.48%	11.72%	11.89%	12.32%	12.81%

Share data
Outstanding shares	75,800	78,965	81,943	84,938	89,510
Book value per share	$13.38	$13.21	$12.98	$12.86	$12.56
Tangible book value per share (2)	$10.55	$10.49	$10.36	$10.33	$10.15

(1)
Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)
Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

	At
Supplemental Balance Sheet Highlights	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands, Unaudited)	2021	2021	2021	2020	2020
Loan portfolio composition:
Commercial loans:
Multi-family	$1,978,681	$2,039,260	$2,055,396	$2,076,483	$2,110,300
Nonresidential	1,023,391	1,079,444	1,110,765	1,123,695	1,124,330
Commercial business	169,392	168,951	183,181	202,010	255,888
Construction	112,226	93,804	95,533	90,398	79,178
Total commercial loans	3,283,690	3,381,459	3,444,875	3,492,586	3,569,696
One- to four-family residential mortgage loans	1,483,106	1,447,721	1,323,485	1,305,351	1,353,197
Consumer loans:
Home equity loans and lines of credit	44,912	47,871	59,721	65,298	71,540
Other consumer loans	3,020	3,259	3,445	4,123	4,136
Total consumer loans	47,932	51,130	63,166	69,421	75,676
Total loans, excluding yield adjustments	4,814,728	4,880,310	4,831,526	4,867,358	4,998,569
Unaccreted yield adjustments	(25,389)	(28,916)	(33,287)	(38,724)	(43,819)
Loans receivable, net of yield adjustments	4,789,339	4,851,394	4,798,239	4,828,634	4,954,750
Less: allowance for credit losses on loans	(51,785)	(58,165)	(63,762)	(63,386)	(64,860)
Net loans receivable	$4,737,554	$4,793,229	$4,734,477	$4,765,248	$4,889,890

Loan portfolio allocation:
Commercial loans:
Multi-family	41.1%	41.8%	42.5%	42.7%	42.2%
Nonresidential	21.3%	22.1%	23.0%	23.1%	22.5%
Commercial business	3.5%	3.5%	3.8%	4.2%	5.1%
Construction	2.3%	1.9%	2.0%	1.8%	1.6%
Total commercial loans	68.2%	69.3%	71.3%	71.8%	71.4%
One- to four-family residential mortgage loans	30.8%	29.7%	27.4%	26.8%	27.1%
Consumer loans:
Home equity loans and lines of credit	0.9%	0.9%	1.2%	1.3%	1.4%
Other consumer loans	0.1%	0.1%	0.1%	0.1%	0.1%
Total consumer loans	1.0%	1.0%	1.3%	1.4%	1.5%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$-	$-	$2	$-	$238
Nonaccrual loans	72,945	79,767	71,416	71,472	44,837
Total nonperforming loans	72,945	79,767	71,418	71,472	45,075
Other real estate owned	178	178	178	178	178
Total nonperforming assets	$73,123	$79,945	$71,596	$71,650	$45,253

Nonperforming loans (% total loans)	1.52%	1.64%	1.49%	1.48%	0.91%
Nonperforming assets (% total assets)	1.02%	1.10%	0.97%	0.98%	0.62%

Allowance for credit losses on loans (ACL):
ACL to total loans	1.08%	1.19%	1.32%	1.30%	1.30%
ACL to nonperforming loans	70.99%	72.92%	89.28%	88.69%	143.89%
Net charge offs	$980	$656	$750	$109	$67
Average net charge off rate (annualized)	0.08%	0.05%	0.06%	0.01%	0.01%

	At
Supplemental Balance Sheet Highlights	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands, Unaudited)	2021	2021	2021	2020	2020
Funding by type:
Deposits:
Non-interest-bearing deposits	$631,344	$593,718	$545,746	$518,828	$487,710
Interest-bearing demand	1,937,661	1,902,478	1,923,184	1,752,699	1,561,135
Savings	1,089,699	1,111,364	1,105,481	1,075,122	1,025,245
Certificates of deposit	1,736,435	1,877,746	1,800,041	1,965,964	1,965,822
Interest-bearing deposits	4,763,795	4,891,588	4,828,706	4,793,785	4,552,202
Total deposits	5,395,139	5,485,306	5,374,452	5,312,613	5,039,912

Borrowings:
Federal Home Loan Bank advances	665,990	665,876	865,763	865,651	1,077,540
Overnight borrowings	55,000	20,000	-	-	-
Total borrowings	720,990	685,876	865,763	865,651	1,077,540

Total funding	$6,116,129	$6,171,182	$6,240,215	$6,178,264	$6,117,452

Loans as a % of deposits	88.1%	87.7%	88.2%	89.9%	97.4%
Deposits as a % of total funding	88.2%	88.9%	86.1%	86.0%	82.4%
Borrowings as a % of total funding	11.8%	11.1%	13.9%	14.0%	17.6%

Funding by source:
Retail deposits:
Non-interest-bearing deposits	$631,344	$593,718	$545,746	$518,828	$487,710
Interest-bearing demand	1,937,661	1,902,478	1,923,184	1,752,699	1,561,135
Savings	1,089,699	1,111,364	1,105,481	1,075,122	1,025,245
Certificates of deposit	1,264,016	1,398,808	1,508,494	1,658,277	1,775,189
Total retail deposits	4,922,720	5,006,368	5,082,905	5,004,926	4,849,279

Wholesale funding:
Certificates of deposit (listing service)	$13,817	$20,322	$32,952	$43,112	$57,251
Certificates of deposit (brokered)	458,602	458,616	258,595	264,575	133,382
Total wholesale deposits	472,419	478,938	291,547	307,687	190,633
FHLB advances	665,990	665,876	865,763	865,651	1,077,540
Overnight borrowings	55,000	20,000	-	-	-
Total wholesale funding	1,193,409	1,164,814	1,157,310	1,173,338	1,268,173

Total funding	$6,116,129	$6,171,182	$6,240,215	$6,178,264	$6,117,452

Retail funding as a % of total funding	80.5%	81.1%	81.5%	81.0%	79.3%
Wholesale funding as a % of total funding	19.5%	18.9%	18.5%	19.0%	20.7%

Consolidated Statements of Income	Three Months Ended
(Dollars and Shares in Thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
Except Per Share Data, Unaudited)	2021	2021	2021	2020	2020
Interest income
Loans (1)	$48,230	$48,464	$50,159	$50,806	$52,811
Taxable investment securities	8,212	8,304	7,891	7,707	7,336
Tax-exempt investment securities	333	355	410	433	454
Other interest-earning assets	431	549	705	787	914
Total interest income	57,206	57,672	59,165	59,733	61,515

Interest expense
Deposits	4,065	5,156	6,670	8,647	11,062
Borrowings	3,551	3,451	4,012	5,193	5,660
Total interest expense	7,616	8,607	10,682	13,840	16,722
Net interest income	49,590	49,065	48,483	45,893	44,793
(Reversal of) provision for credit losses	(5,400)	(4,941)	1,126	(1,365)	4,059
Net interest income after (reversal of) provision for credit losses	54,990	54,006	47,357	47,258	40,734

Non-interest income
Fees and service charges (1)	607	423	473	556	445
Gain (loss) on sale and call of securities	1	313	18	813	(377)
Gain on sale of loans	1,006	363	943	2,378	1,890
Income from bank owned life insurance	1,561	1,545	1,530	1,596	1,596
Electronic banking fees and charges	407	452	456	404	405
Bargain purchase gain	-	-	-	-	3,053
Other income	218	400	1,194	67	90
Total non-interest income	3,800	3,496	4,614	5,814	7,102

Non-interest expense
Salaries and employee benefits	18,617	17,777	16,965	17,081	16,977
Net occupancy expense of premises	4,547	2,998	3,433	3,120	3,122
Equipment and systems	3,825	3,575	3,823	3,902	3,570
Advertising and marketing	392	581	567	513	500
Federal deposit insurance premium	492	490	488	490	472
Directors' compensation	803	749	748	748	748
Merger-related expenses	-	-	-	-	4,349
Debt extinguishment expenses	-	-	-	796	-
Other expense	3,127	5,816	3,792	3,860	3,835
Total non-interest expense	31,803	31,986	29,816	30,510	33,573
Income before income taxes	26,987	25,516	22,155	22,562	14,263
Income taxes	7,272	7,033	5,732	5,614	2,884
Net income	$19,715	$18,483	$16,423	$16,948	$11,379

Net income per common share (EPS)
Basic	$0.26	$0.24	$0.20	$0.20	$0.13
Diluted	$0.26	$0.24	$0.20	$0.20	$0.13

Dividends declared
Cash dividends declared per common share	$0.10	$0.10	$0.09	$0.08	$0.08
Cash dividends declared	$7,381	$7,710	$7,205	$6,706	$6,917
Dividend payout ratio	37.4%	41.7%	43.9%	39.6%	60.8%

Weighted average number of common shares outstanding
Basic	74,537	77,658	80,673	85,120	86,008
Diluted	74,556	77,680	80,690	85,123	86,009

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Periods prior to September 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the periods ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020 was $902,000, $852,000, $1,340,000 and $631,000, respectively.

	Three Months Ended
Average Balance Sheet Data	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands, Unaudited)	2021	2021	2021	2020	2020
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,835,676	$4,817,980	$4,816,592	$4,871,268	$4,958,293
Taxable investment securities	1,649,953	1,720,838	1,674,223	1,544,095	1,350,511
Tax-exempt investment securities	59,115	63,047	73,573	79,044	82,603
Other interest-earning assets	85,749	117,212	169,291	266,114	247,543
Total interest-earning assets	6,630,493	6,719,077	6,733,679	6,760,521	6,638,950
Non-interest-earning assets	616,735	609,762	617,440	632,084	624,252
Total assets	$7,247,228	$7,328,839	$7,351,119	$7,392,605	$7,263,202

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,954,271	$1,930,193	$1,831,617	$1,683,222	$1,464,238
Savings	1,102,865	1,118,402	1,084,981	1,058,675	1,006,075
Certificates of deposit	1,798,473	1,934,650	1,904,234	1,899,406	1,988,689
Total interest-bearing deposits	4,855,609	4,983,245	4,820,832	4,641,303	4,459,002
Borrowings:
Federal Home Loan Bank advances	665,915	665,802	865,690	1,057,958	1,130,836
Other borrowings	28,532	6,670	-	-	3,568
Total borrowings	694,447	672,472	865,690	1,057,958	1,134,404
Total interest-bearing liabilities	5,550,056	5,655,717	5,686,522	5,699,261	5,593,406
Non-interest-bearing liabilities:
Non-interest-bearing deposits	610,271	566,632	525,018	502,479	479,141
Other non-interest-bearing liabilities	56,893	52,292	57,018	73,683	79,620
Total non-interest-bearing liabilities	667,164	618,924	582,036	576,162	558,761
Total liabilities	6,217,220	6,274,641	6,268,558	6,275,423	6,152,167
Stockholders' equity	1,030,008	1,054,198	1,082,561	1,117,182	1,111,035
Total liabilities and stockholders' equity	$7,247,228	$7,328,839	$7,351,119	$7,392,605	$7,263,202

Average interest-earning assets to average interest-bearing liabilities	119.47%	118.80%	118.41%	118.62%	118.69%

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratio Highlights	2021	2021	2021	2020	2020
Average yield on interest-earning assets:
Loans receivable, including loans held for sale (1)	3.99%	4.02%	4.17%	4.17%	4.26%
Taxable investment securities	1.99%	1.93%	1.89%	2.00%	2.17%
Tax-exempt investment securities (2)	2.25%	2.25%	2.23%	2.19%	2.20%
Other interest-earning assets	2.01%	1.87%	1.67%	1.18%	1.48%
Total interest-earning assets (1)	3.45%	3.43%	3.51%	3.53%	3.71%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.23%	0.27%	0.34%	0.47%	0.60%
Savings	0.12%	0.15%	0.21%	0.33%	0.57%
Certificates of deposit	0.57%	0.71%	0.96%	1.22%	1.50%
Total interest-bearing deposits	0.33%	0.41%	0.55%	0.75%	0.99%
Borrowings:
Federal Home Loan Bank advances	2.13%	2.07%	1.85%	1.96%	2.00%
Other borrowings	0.10%	0.07%	0.00%	0.00%	0.04%
Total borrowings	2.05%	2.05%	1.85%	1.96%	2.00%
Total interest-bearing liabilities	0.55%	0.61%	0.75%	0.97%	1.20%

Interest rate spread (1) (3)	2.90%	2.82%	2.76%	2.56%	2.51%
Net interest margin (1) (4)	2.99%	2.92%	2.88%	2.72%	2.70%

Non-interest income to average assets (annualized) (1)	0.21%	0.19%	0.25%	0.31%	0.39%
Non-interest expense to average assets (annualized)	1.76%	1.75%	1.62%	1.65%	1.85%

Efficiency ratio (5)	59.57%	60.86%	56.15%	59.01%	64.69%

Return on average assets (annualized)	1.09%	1.01%	0.89%	0.92%	0.63%
Return on average equity (annualized)	7.66%	7.01%	6.07%	6.07%	4.10%
Return on average tangible equity (annualized) (6)	9.67%	8.81%	7.57%	7.52%	5.08%

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Periods prior to September 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the periods ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020 was $902,000, $852,000, $1,340,000 and $631,000, respectively.
(2)
The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(3)
Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(4)
Net interest income divided by average interest-earning assets.
(5)
Non-interest expense divided by the sum of net interest income and non-interest income.
(6)
Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	Three Months Ended
(Dollars and Shares in Thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
Except Per Share Data)	2021	2021	2021	2020	2020
Adjusted net income:
Net income (GAAP)	$19,715	$18,483	$16,423	$16,948	$11,379
Non-recurring transactions - net of tax:
Bargain purchase gain	-	-	-	-	(3,053)
Provision for credit losses on non-PCD loans	-	-	-	-	3,563
Merger-related expenses	-	-	-	-	3,123
Branch consolidation expenses and impairment charges	1,209	870	264	243	-
Net effect of sale and call of securities	(1)	(220)	(13)	(571)	-
Debt extinguishment expenses	-	-	-	558	-
Reversal of income tax valuation allowance	-	(12)	-	(523)	-
Net effect of sales of other assets	-	(144)	(587)	-	-
Adjusted net income	$20,923	$18,977	$16,087	$16,655	$15,012

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$19,715	$18,483	$16,423	$16,948	$11,379
Adjustments to net income (GAAP):
Provision for income taxes	7,272	7,033	5,732	5,614	2,884
(Reversal of) provision for credit losses	(5,400)	(4,941)	1,126	(1,365)	4,059
Pre-tax, pre-provision net revenue (non-GAAP)	$21,587	$20,575	$23,281	$21,197	$18,322

Adjusted earnings per share:
Weighted average common shares - basic	74,537	77,658	80,673	85,120	86,008
Weighted average common shares - diluted	74,556	77,680	80,690	85,123	86,009

Earnings per share - basic (GAAP)	$0.26	$0.24	$0.20	$0.20	$0.13
Earnings per share - diluted (GAAP)	$0.26	$0.24	$0.20	$0.20	$0.13

Adjusted earnings per share - basic (non-GAAP)	$0.28	$0.24	$0.20	$0.20	$0.17
Adjusted earnings per share - diluted (non-GAAP)	$0.28	$0.24	$0.20	$0.20	$0.17

Adjusted return on average assets:
Total average assets	$7,247,228	$7,328,839	$7,351,119	$7,392,605	$7,263,202

Return on average assets (GAAP)	1.09%	1.01%	0.89%	0.92%	0.63%
Adjusted return on average assets (non-GAAP)	1.15%	1.04%	0.88%	0.90%	0.83%

Adjusted return on average equity:
Total average equity	$1,030,008	$1,054,198	$1,082,561	$1,117,182	$1,111,035

Return on average equity (GAAP)	7.66%	7.01%	6.07%	6.07%	4.10%
Adjusted return on average equity (non-GAAP)	8.13%	7.20%	5.94%	5.96%	5.40%

	Three Months Ended
Reconciliation of GAAP to Non-GAAP	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands)	2021	2021	2021	2020	2020
Adjusted return on average tangible equity:
Total average equity	$1,030,008	$1,054,198	$1,082,561	$1,117,182	$1,111,035
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(3,641)	(3,825)	(4,045)	(4,317)	(4,341)
	$815,472	$839,478	$867,621	$901,970	$895,799
		-	-	-	-
Return on average tangible equity (non-GAAP)	9.67%	8.81%	7.57%	7.52%	5.08%
Adjusted return on average tangible equity (non-GAAP)	10.26%	9.04%	7.42%	7.39%	6.70%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$31,803	$31,986	$29,816	$30,510	$33,573
Non-recurring transactions:
Merger-related expenses	-	-	-	-	(4,349)
Branch consolidation expenses and impairment charges	(1,711)	(1,239)	(375)	(347)	-
Debt extinguishment expenses	-	-	-	(796)	-
Non-interest expense (non-GAAP)	$30,092	$30,747	$29,441	$29,367	$29,224

Non-interest expense ratio (GAAP)	1.76%	1.75%	1.62%	1.65%	1.85%
Adjusted non-interest expense ratio (non-GAAP)	1.66%	1.68%	1.60%	1.59%	1.61%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$30,092	$30,747	$29,441	$29,367	$29,224

Net interest income (GAAP)	$49,590	$49,065	$48,483	$45,893	$44,793
Total non-interest income (GAAP)	3,800	3,496	4,614	5,814	7,102
Non-recurring transactions:
Net effect of sale and call of securities	(1)	(313)	(18)	(813)	-
Bargain purchase gain	-	-	-	-	(3,053)
Net effect of sales of other assets	-	(205)	(837)	-	-
Total revenue (non-GAAP)	$53,389	$52,043	$52,242	$50,894	$48,842

Efficiency ratio (GAAP)	59.57%	60.86%	56.15%	59.01%	64.69%
Adjusted efficiency ratio (non-GAAP)	56.36%	59.08%	56.36%	57.70%	59.83%